UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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☐	Definitive Proxy Statement
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K-V PHARMACEUTICAL COMPANY
(Name of Registrant as Specified in Charter)

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K-V Pharmaceutical Company

Important Notice Regarding the Postponement of the
2012 Annual Meeting of Stockholders Originally Scheduled to be
Held on Thursday, September 13, 2012

Dear Stockholders:

Notice is hereby given that on August 15, 2012 the Board of Directors (the “Board”) of K-V Pharmaceutical Company (the “Company”) determined to postpone the Company’s 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”).

As previously reported in its Current Report on Form 8-K filed August 6, 2012, the Company and certain of its wholly-owned subsidiaries (collectively “the Debtors”) filed voluntary petitions for reorganization (the “Chapter 11 Cases”) under Chapter 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York.

In accordance with the Company’s By-Laws, as amended (the “By-Laws”), the 2012 Annual Meeting was originally scheduled for September 13, 2012.  The Board determined to postpone the 2012 Annual Meeting due to the pendency of the Debtors’ recent filing of the Chapter 11 Cases and the delisting of the Company’s Class A Common Stock and Class B Common Stock by the New York Stock Exchange.

Because of the postponement of the 2012 Annual Meeting, the due dates for the provision of any qualified stockholder proposal under the rules of the Securities and Exchange Commission (the “SEC”) (March 28, 2013) or qualified stockholder nominations or other proposals under the By-Laws (June 11, 2013) described in the Company’s 2012 Definitive Proxy Statement will no longer be applicable.  In the event the Board determines it advisable to hold the 2012 Annual Meeting, the Company will notify stockholders of the new meeting date and the due date by which any qualified stockholder proposals or stockholder nominations should be submitted.  Any such notice will be provided in accordance with state law, the Company’s By-Laws and the requirements of the SEC.

Sincerely, /s/ Gregory J. Divis Gregory J. Divis President and Chief Executive Officer